                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 AMENDMENT 1
                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF EARLIEST REPORTED EVENT  August 26, 1996

                           RAM-Z ENTERPRISES, INC.
            (Exact name of Registrant as specified in its charter)

        Delaware                           0-25496             87-0400335
(State or other jurisdiction of         (Commission          (IRS Employer
incorporation or organization)           File Number)    Identification Number)

                         5444 Westheimer, Suite 2080
                             Houston, Texas 77056
             (Address of Registrant's principal executive offices)

                                (713) 622-1893
             (Registrant's telephone number, including area code)

                                (713) 840-9034
             (Registrant's facsimile number, including area code)

                        155 East 34th Street, Apt. 10A
                           New York, New York 10016
                (Former Address, if Changed from Last Report)

  Item 7.       Financial Statements and Exhibits

      (a)       Financial Statements of businesses required

Attached hereto, and incorporated herein, are the following Financial Statements of the company and businesses acquired by the company.

(1.)    RAM-Z Enterprises, Inc.
(2.)    Hyperdynamics Corporation
(3.)    Houston Creative Connections, Inc.
(4.)    MicroData Systems, Inc.

                           RAM-Z ENTERPRISES, INC.


                 PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                             As of June 30, 1996





                             September 30, 1996

                           [JACK EVANS LETTERHEAD]




September 30, 1996



                       INDEPENDENT ACCOUNTANT'S REPORT





To the Board of Directors and Stockholders of RAM-Z Enterprises, Inc.
   Houston, Texas

I have examined the pro forma adjustments reflecting the transaction described in Note 1 and the application of those adjustments to the historical amounts in the accompanying proforma consolidated condensed balance sheet of RAM-Z Enterprises, Inc. as of June 30, 1996 and the related pro forma statement of income for the year then ended. The historical financial statements are derived from the historical financial statements of HyperDynamics Corporation("HyperDynamics"), Houston Creative Connections, Inc. ("Houston Creative") and MicroData Systems, Inc. ("MicroData"), all of which were audited by me (on which I have issued my report dated September 23, 1996) and appear elsewhere herein. Such pro forma adjustments are based upon management's assumptions described in Note 2. My examination was made in accordance with standards established by the American Institute of Certified Public Accountants and,accordingly, included such procedures as I considered necessary in the circumstances.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

In my opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transaction described in Note 1, the related pro forma adjustments give appropriate effect to those assumptions, and the proforma column reflects the proper application of those adjustments to the historical financial statement amounts in the related pro forma condensed balance sheet of RAM-Z Enterprises, Inc. as of June 30, 1996, and the related pro forma condensed statement of income for the year then ended.

/s/ JACK EVANS

                            RAM-Z ENTERPRISES, INC.
                        PRO FORMA COMBINED BALANCE SHEET

  PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

     The following pro forma balance sheet has been derived from the balance sheets of the various companies at June 30, 1996 and adjusts such information to give effect to the mergers which occurred in August, 1996, as if such mergers had occurred on June 30, 1996. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that actually would have resulted if the Mergers had been consummated at June 30, 1996. The pro forma balance sheet should be read in conjunction with the notes thereto and the financial statements of the various companies and related notes thereto contained elsewhere in this Form 8-K.


        ASSETS                                           Hyper-                 Houston
                                             RAM-Z      Dynamics   MicroData    Creative     Adjustments         Consolidated
                                          ----------   ---------   ---------   ----------    -----------         ------------
Current assets
    Cash                                               $  99,916   $    2,991  $   50,555    $   22,500   (1)     $  175,962
    Accounts receivable                                               239,895     432,363                            672,258
    Prepaid expenses                                                   32,082                                         32,082
                                          -----------  ---------   ----------  ----------    ----------           ----------
      Total current assets                                99,916      274,968     482,918        22,500              880,302
                                          -----------  ---------   ----------  ----------    ----------           ----------
Equipment, net                                            19,101       32,657     113,225                            164,983
Other assets                                                           11,271       3,458                             14,729
                                          -----------  ---------   ----------  ----------    ----------           ----------

                                          $            $ 119,017   $  318,896  $  599,601    $   22,500           $1,060,014
                                          ===========  =========   ==========  ==========    ==========           ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Bank credit line                                                           $  145,000                         $  145,000
    Current portion of long-term debt                  $   3,865   $   10,306      37,173                             51,344
    Accounts payable                      $    77,741      6,416      282,344      65,844    $  (77,741)  (2)        354,604
    Accrued expenses                                                    2,368      86,901        89,269
                                          -----------  ---------   ----------  ----------    ----------           ----------
      Total current liabilities                77,741     10,281      295,018     334,918       (77,741)             640,217
                                          -----------  ---------   ----------  ----------    ----------           ----------
Long-term debt                                            14,933       18,693      46,094                             79,720
Stockholders' equity
   Common stock, par value $.001;
    authorized 50,000,000 shares;
    issued and outstanding 6,265,000           50,000                                           (43,780)  (2)
                                                                                                     45   (1)          6,265
   Common stock, par value $.01;
    authorized 10,000,000 shares;
    issued and outstanding 200,000                         2,000                                 (2,000)  (2)              -
   Common stock, par value $.10;
    authorized 1,000,000 shares;
    issued and outstanding 75,000                                       7,500                    (7,500)  (2)              -
   Common stock, no par value;
    authorized 100,000 shares;
    issued and outstanding 1,000                                                    2,000        (2,000)  (2)              -
   Paid-in capital                            108,503     98,000          546                   (28,413)  (2)              -
                                                                                                (22,455)  (1)        156,181
   Retained earnings (deficit)               (236,244)   ( 6,197)      (2,861)    216,589       236,244   (2)
                                                                                                (29,900)  (3)        177,631
                                          -----------  ---------   ----------  ----------    ----------           ----------
                                              (77,741)    93,803        5,185     218,589       100,241              340,077
                                          -----------  ---------   ----------  ----------    ----------           ----------

                                          $         0  $ 119,017   $  318,896  $  599,601    $   22,500           $1,060,014
                                          ===========  =========   ==========  ==========    ==========           ==========

           See notes to pro forma consolidated financial statements.

                           RAM-Z ENTERPRISES, INC.
                     PRO FORMA COMBINED INCOME STATEMENT



                                                                Hyper-                    Houston
                                                   RAM-Z       Dynamics    MicroData     Creative       Adjustments   Consolidated
                                                 ----------   ----------   ---------    ------------    -----------   ------------
Revenues
   Placements                                                                            $ 3,472,083                  $ 3,472,083
   Sales of Hardware / software                                            $  943,141                                     943,141
   Graphic design and drafting services                                                      428,114                      428,114
                                                                           ----------    -----------                  -----------

                                                                              943,141      3,900,197                    4,843,338
                                                                           ----------    -----------                  -----------
Cost of Revenues
   Placements                                                                              2,925,685                    2,925,685
   Sales of Hardware / software                                               742,597                                     742,597
   Graphic design and drafting services                                                      478,831                      478,831
                                                                           ----------    -----------                  -----------

                                                                              742,597      3,404,516                    4,147,113
                                                                           ----------    -----------                  -----------

     GROSS MARGIN                                                             200,544        495,681                      696,225
                                                                           ----------    -----------                  -----------

Selling                                                                         8,965         59,996                       68,961
General and administrative                           8,582        6,064       166,102        396,034       29,900
                                                                                                           (8,582)        598,100
Interest                                                            133         3,633         14,155                       17,921
Depreciation                                                                   20,779         44,877                       65,656
                                                 ---------    ---------    ----------    -----------    ---------     -----------

     TOTAL EXPENSES                                  8,582        6,197       199,479        515,062       21,318         750,638

INCOME (LOSS) BEFORE
   INCOME TAXES                                     (8,582)      (6,197)        1,065        (19,381)     (21,318)        (54,413)

INCOME TAXES (RECOVERY)                             (1,287)                                                 1,287
                                                 ---------    ---------    ----------    -----------    ---------     -----------

     NET INCOME (LOSS)                           $  (7,295)   $  (6,197)   $    1,065    $   (19,381)   $ (22,605)    $   (54,413)
                                                 =========    =========    ==========    ===========    =========      ==========
Pro Forma
   Net (loss) per share                                                                                               $      (.01)
                                                                                                                      ===========
   Weighted average shares outstanding                                                                                  6,265,000
                                                                                                                      ===========




          See notes to pro forma consolidated financial statements.

                           RAM-Z ENTERPRISES, INC.
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                           Year Ended June 30, 1996


On August 26, 1996, RAM-Z Enterprises, Inc. ("RAM-Z"), a Delaware corporation, completed a"reverse acquisition" of a holding company, HyperDynamics Corporation ("HyperDynamics"),and its 2 newly-acquired wholly-owned operating subsidiaries: Houston Creative Connections,Inc. ("Houston Creative") and MicroData Systems, Inc. ("MicroData"). HyperDynamics, Houston Creative, and MicroData are all Texas corporations. Houston Creative is an outsourcing agency placing creative design and computer programming professionals. MicroData is a reseller of computer networking software and hardware.

HyperDynamics was formed March 7, 1996, to facilitate the acquisitions of one or more computer Internet hardware / services-related companies and the merger with RAM-Z, which was a registered 12(g) company under the Securities Act of 1934, as amended, with no recent ongoing operations to date. Both the Houston Creative and MicroData were acquired by HyperDynamics on August 15, 1996, in transactions accounted for as poolings of interest.

The "reverse acquisition" by RAM-Z will be accounted for by the purchase method of accounting for the fiscal year ended June 30, 1997. Consequently, all prior history of RAM-Z is eliminated in the combination. RAM-Z financed the purchase by (1) reducing its 50,000,000 outstanding shares by a 44.428648-for-one reverse split, (2) exchanging 4,577,000 newly-issued shares on a 1 for 1 basis for the same number of shares representing 100% of the outstanding stock of HyperDynamics as of that date, and (3) issuing an additional 355,000 shares to financial advisors.

The transaction occurred as follows:

                                                          - - - -  Shares Outstanding - - - -
                                                            RAM-Z               HyperDynamics
                                                          ----------            -------------
At December 31, 1995                                      50,000,000                      0
Creation of HyperDynamics; Sale of Stock in a
   private placement (Reg. D) at $.50 per share                                     200,000
                                                          ----------              ---------
     Sub-total, at June 30, 1996                          50,000,000                200,000

HyperDynamics additional sales of stock, August, 1996                                45,000

HyperDynamics acquisitions
   Issuance to 4 newly-appointed officers                                         1,140,000
   Purchase of Houston Creative                                                   1,851,000
   Establishment of Houston Creative "Management
     Incentive Plan"                                                                251,000
   Purchase of MicroData                                                            604,000

                             (continued next page)

                           RAM-Z ENTERPRISES, INC.
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                           Year Ended June 30, 1996


Reorganization of RAM-Z
   44.428648 to 1 reverse split                           (48,874,600)
   Issuance of S-8 shares to various advisors                 458,600

HyperDynamics payments for merger
   Issuance of Reg-D shares to various advisors                                 486,000
                                                          -----------        ----------

Sub-total, immediately prior to August 26 merger            1,584,000         4,577,000
Merger                                                      4,577,000        (4,577,000)
Less: Houston Creative "Management Incentive Plan"
               not yet issued                                (251,000)
Add:  Additional shares issued to various advisors            355,000
                                                          -----------        ----------

      Ending balances, at August 26, 1996                   6,265,000                 0
                                                          ===========        ==========


Immediately prior to the merger, additional shares were transferred by RAM-Z original shareholders directly to the promoters. An ownership recap, after all adjustments and changes as of August 26, 1996, is as follows:


                                                               Shares
                                                            Outstanding               %
                                                               RAM-Z              Ownership
                                                          -------------           ---------
Purchase of new subsidiaries
   Houston Creative                                          2,102,000               29.5%
      Less:  "Management Incentive Plan"                      (251,000)
   MicroData                                                   604,000                9.6

Original RAM-Z shares retained by original
   shareholders                                                480,000                7.7

For services rendered
   4 officers of new operating entity                        1,140,000               18.2
   promoters                                                 1,345,700               21.5
   Attorneys and financial advisors                            844,300               13.5
                                                          ------------              -----
      Ending balances, August 26, 1996                       6,265,000              100.0%
                                                          ============              =====




                            (continued next page)

                           RAM-Z ENTERPRISES, INC.
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                           Year Ended June 30, 1996

Houston Creative and MicroData have the opportunity, under certain circumstances, to rescind their portions of the merger transaction on or before June 30, 1997, if the average stock price of the Company does not stay at $3 or above, which is the current trading price. As of September 30, 1996, management believes the possibility of rescission is remote.

A summary of the consolidation elimination entries to the Pro Forma Combined Balance Sheet is as follows:

(1) Additional $.50 per share stock (45,000 shares) sold by HyperDynamics in August, 1996, prior to the August 26 merger.

(2) 44.428648 to 1 reverse split, immediately prior to August 26 merger, followed by exchange of 4,577,000 shares of post-split RAM-Z stock for all previously issued HyperDynamics stock. This transaction includes issuance of 355,000 additional shares to advisors to complete the transaction.

(3) A total of 3,330,000 shares were issued to the officers, promotors, attorneys and financial advisors in connection with all related transactions, including identification and acquisition of both Houston Creative and MicroData and the deal structuring. These shares were valued at the fair value of these services, or $.03 per share. Approximately $70,000 of these charges were incurred prior to June 30, 1996, and this amount was accrued on the books of RAM-Z as of that date. The balance, or $29,900, will be expensed as professional services in the quarter ending September 30, 1996.

                      HOUSTON CREATIVE CONNECTIONS, INC.


                             FINANCIAL STATEMENTS


                                 June 30,1996





                              September 23, 1996

                           [JACK EVANS LETTERHEAD]




                         INDEPENDENT AUDITOR'S REPORT




September 23, 1996


To the Board of Directors
   Houston Creative Connections, Inc.
   Houston, Texas

I have audited the accompanying balance sheet of Houston Creative Connections, Inc. as of June 30, 1996 and the related statements of income, retained earnings and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Houston Creative Connections, Inc. as of June 30, 1996, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles.


/s/ JACK EVANS

                      HOUSTON CREATIVE CONNECTIONS, INC.
                                BALANCE SHEET
                                June 30, 1996

                                   ASSETS
CURRENT ASSETS
  Cash                                                             $   50,555
  Accounts receivable, net of allowance for
        doubtful accounts of $20,000                                  432,363
                                                                   ----------
        TOTAL CURRENT ASSETS                                          482,918
                                                                   ----------

EQUIPMENT
  Computer equipment                                                  230,759
  Furniture and fixtures                                               59,699
  Other                                                                35,864
                                                                   ----------
                                                                      326,322
  Less accumulated depreciation and amortization                     (213,097)
                                                                   ----------
                                                                      113,225

OTHER ASSETS                                                            3,458
                                                                   ----------

                                                                   $  599,601
                                                                   ==========


                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Current portion of long-term debt                                $   37,173
  Bank credit line                                                    145,000
  Accounts payable                                                     65,844
  Accrued expenses                                                     86,901
                                                                   ----------

        TOTAL CURRENT LIABILITIES                                     334,918
                                                                   ----------

LONG-TERM DEBT                                                         46,094

STOCKHOLDER'S EQUITY
  Common stock, no par value; 100,000 authorized;
    1,000 shares issued and outstanding                                 2,000
  Retained earnings                                                   216,589
                                                                   ----------

        TOTAL STOCKHOLDER'S EQUITY                                    218,589
                                                                   ----------

                                                                   $  599,601
                                                                   ==========

  The accompanying notes are an integral part of these financial statements.

                      HOUSTON CREATIVE CONNECTIONS, INC.
                  STATEMENTS OF INCOME AND RETAINED EARNINGS
                      Years ended June 30, 1996 and 1995


                                        1996                 1995
                                    -------------         ------------
Revenues
  Placements                        $3,472,083           $3,010,471
  Graphics                             238,954              295,335
  Drafting                             189,160              150,691
                                    ----------           ----------
        Total Revenues               3,900,197            3,456,497
                                    ----------           ----------

Cost of revenues
  Placements                         2,925,685            2,478,786
  Graphics                             238,208              320,680
  Drafting                             240,623              132,474
                                    ----------           ----------

        Total Cost of Revenues       3,404,516            2,931,940
                                    ----------           ----------

        GROSS MARGIN                   495,681              524,557
                                    ----------           ----------

  Selling                               59,996               40,970
  General and administrative           396,034              403,764
  Interest                              14,155                4,841
  Depreciation                          44,877               31,097
                                    ----------           ----------

                                       515,062              480,672
                                    ----------           ----------


  NET INCOME (LOSS)                    (19,381)              43,885

  RETAINED EARNINGS
    Beginning of Year                  229,874              185,989
                                    ----------           ----------

    End of Year                     $  226,974           $  229,874
                                    ==========           ==========





  The accompanying notes are an integral part of these financial statements.

                      HOUSTON CREATIVE CONNECTIONS, INC.
                           STATEMENTS OF CASH FLOWS
                      Years ended June 30, 1996 and 1995

                                                                 1996        1995
                                                              ---------    ---------
Cash flows from operating activities:
 Net income (loss)                                            $ (19,381)   $ 43,885
 Adjustments to reconcile net income to net cash
    provided by operating activities
       Depreciation and amortization                             44,877      31,097
 Changes in:
       Accounts receivable                                     (105,358)    (83,047)
       Other assets                                                 212       1,848
       Accounts payable                                          44,045      21,399
       Accrued payroll and related expenses                      (7,596)     12,040
                                                              ---------    --------
 Net cash provided by (used for) operating activities           (43,201)     27,222
                                                              ---------    --------


Cash flows from investing activities:
 Purchase of equipment                                          (65,620)    (48,522)

Cash flows from financing activities:
 Net increase under line of credit                              125,000      20,000
 Net proceeds from installment loans                             61,260      43,000
 Principal payments on long-term debt                           (30,133)    (84,987)
                                                              ---------    --------

 Net cash provided by (used for) financing activities           156,127     (21,987)
                                                              ---------    --------

       Net increase (decrease) in cash                           47,306     (43,287)

Cash at beginning of period                                       3,249      46,536
                                                              ---------    --------

Cash at end of period                                         $  50,555    $  3,249
                                                              =========    ========

Supplemental information:
 Cash paid during the year for interest                       $  14,155    $  4,841





  The accompanying notes are an integral part of these financial statements.

                      HOUSTON CREATIVE CONNECTIONS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                      Years ended June 30, 1996 and 1995



Note 1  - Significant Accounting Policies

ORGANIZATION - Houston Creative Connections, Inc. ("Company") was formed on November 5, 1985, as a Texas corporation. The Company is primarily an outsourcing agency placing creative graphic design and computer programming professionals. The Company also operates a public relations and full-service advertising division, begun in 1996.

EQUIPMENT - Leasehold improvements and equipment are stated at cost and are amortized using the straight-line method over a 5-year period which is the estimated useful life of the assets.

REVENUES - Contract placement revenues are recognized as services are rendered by contract employees. Drafting and public relations/advertising revenues are recognized using the percentage of completion method based on the percentage of work completed as compared to the total project.

INCOME TAXES - Pursuant to an IRS election filed in 1985, the stockholder has elected to be treated as an S Corporation whereby the net profits and losses of the Company are reported by the sole stockholder. Hence, no provision for income taxes is provided for in the financial statements. Beginning August 15, 1996, this election was automatically terminated by the merger with HyperDynamics Corporation. See Note 5.

CONCENTRATION OF CREDIT RISK - The Company performs credit evaluations of its customers and maintains reserves for losses. At June 30, 1996, a single customer accounted for 59% of 1996 revenues and 45% of accounts receivable.


Note 2 - Line of credit

At June 30, 1996, the Company had a financing agreement in place with a bank under which the Company may borrow up to $150,000. The borrowing bears interest at the bank's reference rate plus 2%. At June 30, 1996, $145,000 was outstanding under the line. The line is secured by accounts receivable, unencumbered assets of the Company, assignment of insurance on the life of the sole stockholder, and guaranty of the sole stockholder. The line of credit expires on January 12, 1999.

                      HOUSTON CREATIVE CONNECTIONS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                      Years ended June 30, 1996 and 1995


Note 3 - Long-term Debt

Long-term debt consists of the following:

   9 installment loans to a bank and 3 leasing companies, with interest ranging from 8 1/2 to 11% APR, with monthly
       payments totaling $4,439, secured by equipment and
       and automobile originally costing $130,127                   $  83,267

   Less:  current maturities                                          (37,173)
                                                                    ---------
       Net long-term debt                                           $  46,094
                                                                    =========

Long-term debt is due $31,940 and $14,154, in 1998 and 1999, respectively.


Note 4 - Commitments

The Company leases its office facilities under a non-cancellable operating lease agreement which expires in September, 1997. Rent expense charged to operations was $37,182 and $43,701 in fiscal 1996 and 1995, respectively. Remaining aggregate minimum annual rents due in 1997 and 1998 are $38,727 and $9,682, respectively.


Note 5 - Subsequent Events

On August 26, 1996, RAM-Z Enterprises, Inc. ("RAM-Z"), a Delaware corporation, completed a "reverse acquisition" of a holding company, HyperDynamics Corporation ("HyperDynamics"), and its 2 newly-acquired wholly-owned operating subsidiaries: the Company and MicroData Systems, Inc. ("MicroData"). HyperDynamics and MicroData are both Texas corporations. MicroData is a reseller of computer networking software and hardware.

HyperDynamics was formed March 7, 1996, to facilitate the acquisitions of one or more computer Internet hardware / services-related companies and the merger with RAM-Z, which was a registered 12(g) company under the Securities Act of 1934, as amended, with no recent ongoing operations to date. Both the Company and MicroData were acquired by HyperDynamics on August 15, 1996, in transactions accounted for as poolings of interest.

                      HOUSTON CREATIVE CONNECTIONS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                      Years ended June 30, 1996 and 1995


Note 5 - Subsequent Events (continued)

The "reverse acquisition" by RAM-Z will be accounted for by the purchase method of accounting for the fiscal year ended June 30, 1997. Consequently, all prior history of RAM-Z is eliminated in the combination. RAM-Z financed the purchase by (1) reducing its 50,000,000 outstanding shares by a 44.428648-for-one reverse split, (2) exchanging 4,577,000 newly-issued shares on a 1 for 1 basis for the same number of shares representing 100% of the outstanding stock of HyperDynamics as of that date, and (3) issuing an additional 355,000 shares to financial advisors.

The transaction occurred as follows:

                                                          - - -  Shares Outstanding  - - -
                                                              RAM-Z          HyperDynamics
                                                           ----------       --------------
At December 31, 1995                                       50,000,000                   0
Creation of HyperDynamics; Sale of Stock in a
   private placement (Reg. D) at $.50 per share                                   200,000
                                                          -----------          ----------
     Sub-total, at June 30, 1996                           50,000,000             200,000

HyperDynamics additional sales of stock, August, 1996                              45,000
HyperDynamics acquisitions
   Issuance to 4 newly-appointed officers                                       1,140,000
   Purchase of the Company                                                      1,851,000
   Establishment of the Company "Management
     Incentive Plan"                                                              251,000
   Purchase of MicroData                                                          604,000
Reorganization of RAM-Z
   44.428648 to 1 reverse split                           (48,874,600)
   Issuance of S-8 shares to various advisors                 458,600
HyperDynamics payments for merger
   Issuance of Reg-D shares to various advisors                                   486,000
                                                          -----------          ----------

Sub-total, immediately prior to August 26 merger            1,584,000           4,577,000
Merger                                                      4,577,000          (4,577,000)

Less:  the Company's "Management Incentive Plan"
              not yet issued                                 (251,000)
Add:   Additional shares issued to various advisors           355,000
                                                          -----------          ----------

       Ending balances, at August 26, 1996                  6,265,000                   0
                                                          ===========          ==========

                      HOUSTON CREATIVE CONNECTIONS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                      Years ended June 30, 1996 and 1995


Note 5 - Subsequent Events (continued)

Immediately prior to the merger, additional shares were transferred by RAM-Z original shareholders directly to the promoters. An ownership recap, after all adjustments and changes as of August 26, 1996, is as follows:

                                                                      Shares
                                                                    Outstanding             %
                                                                       RAM-Z             Ownership
                                                                    -----------          ---------
Purchase of new subsidiaries
  the Company                                                         2,102,000             29.5%
      Less:  "Management Incentive Plan"                               (251,000)
  MicroData                                                             604,000              9.6

Original RAM-Z shares retained by original shareholders                 480,000              7.7

For services rendered
  4 officers of new operating entity                                  1,140,000             18.2
  Promoters                                                           1,345,700             21.5
  Attorneys and financial advisors                                      844,300             13.5
                                                                      ---------            -----
      Ending balances, August 26, 1996                                6,265,000            100.0%
                                                                      =========            ======

The Company and MicroData have the opportunity, under certain circumstances, to rescind their portions of the merger transaction on or before June 30, 1997, if the average stock price of the Company does not stay at $3 or above, which is the current trading price. As of September 23, 1996, management believes the likelihood of the possibility of rescission is remote.

                           MICRODATA SYSTEMS, INC.


                             FINANCIAL STATEMENTS


                                June 30, 1996





                              September 23, 1996

                           [JACK EVANS LETTERHEAD]



                          INDEPENDENT AUDITOR'S REPORT


September 23, 1996


To the Board of Directors of
   MicroData Systems, Inc.
   Houston, Texas

I have audited the accompanying balance sheet of MicroData Systems, Inc. as of June 30, 1996 and the related statements of income, retained earnings and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MicroData Systems Inc. as of June 30, 1996, and the results of its operations and its cash flow for the two years then ended in conformity with generally accepted accounting principles.


/S/ JACK EVANS

                           MICRODATA SYSTEMS, INC.
                                BALANCE SHEET
                                June 30, 1996

                                    ASSETS
CURRENT ASSETS
     Cash                                                       $    2,991
     Account receivable, net of allowances for
       doubtful accounts of $15,000                                239,895
     Prepaid expenses                                               32,082
                                                                ----------
           TOTAL CURRENT ASSETS                                    274,968
                                                                ----------

EQUIPMENT
     Computer equipment                                             68,916
     Furniture and fixtures                                          7,790
                                                                ----------
                                                                    76,706
     Less accumulated depreciation                                 (44,049)
                                                                ----------
                                                                    32,657

OTHER ASSETS                                                        11,271
                                                                ----------

                                                                $  318,896
                                                                ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Current portion of long-term debt                          $   10,306
     Accounts payable                                              282,344
     Other current liabilities                                       2,368
                                                                ----------

           TOTAL CURRENT LIABILITIES                               295,018
                                                                ----------

LONG-TERM DEBT                                                      18,693

STOCKHOLDERS' EQUITY
     Common stock, par value $0.10; 1,000,000 authorized;
       75,000 shares issued and outstanding                          7,500
     Additionally paid-in capital                                      546
     Retained earnings                                              (2,861)
                                                                ----------

TOTAL STOCKHOLDERS' EQUITY                                           5,185
                                                                ----------

                                                                $  318,896
                                                                ==========


   The accompanying notes are an integral part of these financial statements.

                           MICRODATA SYSTEMS, INC.
                  STATEMENTS OF INCOME AND RETAINED EARNINGS
                      Years ended June 30, 1996 and 1995


                                                 1996           1995
                                             -----------     ----------
Revenues                                     $   943,141    $   646,113

Cost of revenues                                 742,597        495,501
                                             -----------    -----------
        GROSS MARGIN                             200,544        150,613
                                             -----------    -----------

Selling                                            8,965          5,441
General and administrative expenses              166,102        170,975
Interest                                           3,633          4,354
Depreciation                                      20,779         13,863
                                             -----------    -----------

                                                 199,479        194,633
                                             -----------    -----------

        NET INCOME (LOSS)                          1,065        (44,020)

RETAINED EARNINGS
    Beginning of Year                             (3,926)        40,094
                                             -----------    -----------

    End of Year                              $    (2,861)   $    (3,926)
                                             ===========    ===========





   The accompanying notes are an integral part of these financial statements.

                            MICRODATA SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                       Years ended June 30, 1996 and 1995


                                                                       1996            1995
                                                                    ----------      ---------
Cash flows from operating activities:
   Net income                                                       $    1,065      $ (44,020)
   Adjustments to reconcile net income to net cash
      provided by operating activities:
        Depreciation and amortization                                   20,779         13,863
        Changes in:
          Accounts receivable                                         (214,964)        89,061
          Inventories                                                   37,588         (6,780)
          Prepaid expenses                                             (19,555)         6,680
          Accounts payable                                             183,804          6,733
          Accrued payroll and related expenses                          (1,461)        (2,331)
          Customer advance payments                                    (34,450)        (7,970)
                                                                    ----------      ---------

Net cash provided by operating activities                              (27,194)        55,236
                                                                    ----------      ---------
Cash flows from investing activities:
   Purchase of equipment                                               (29,969)          (970)
   Increase in other assets                                             (3,114)
                                                                    ----------      ---------

Net cash provided by investing activities                              (33,083)          (970)

Cash flows from financing activities:
   Net increase (decrease) in long-term debt                            (8,644)        (6,751)
                                                                    ----------      ---------

Net increase (decrease) in cash during period                          (68,921)        47,515


Cash at beginning of period                                             71,912         24,397
                                                                    ----------      ---------

Cash at end of period                                               $    2,991      $  71,912
                                                                    ==========      =========
Supplemental information:
   Cash paid during the year for interest                           $    3,633      $   4,354





   The accompanying notes are an integral part of these financial statements.

                           MICRODATA SYSTEMS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                 Years ended June 30, 1996 and June 30, 1995


Note 1 - Significant Accounting Policies

ORGANIZATION - MicroData Systems, Inc. ("Company") was formed on November 3, 1985 as a Texas corporation. The Company is primarily a reseller of computer networking software and hardware.

REVENUES AND COSTS OF REVENUES - Revenues and related costs are recorded when an order is shipped.

PREPAID EXPENSES represent wide-area network and accounting software purchased for research for a specific customer contract. These costs will be offset against related contract revenues to be recognized Fall, 1996.

EQUIPMENT - Equipment is stated at cost and depreciated using the straight-line method over a 5-year period, which is the estimated useful life of the assets.

INCOME TAXES - Pursuant to an IRS election filed in 1985, the stockholders has elected to be treated as an S Corporation whereby the net profits and losses of the Company are reported by the stockholders. Hence, no provision for income taxes is provided for in the financial statements. Beginning, August 15, 1996 this election was automatically terminated by the merger with HyperDynamics Corporation. See Note 4.

CONCENTRATION OF CREDIT RISK - The Company performs credit evaluations of its customers and maintains reserves for losses. During 1996 and 1995, no single customer accounted for more than 10% of revenues.


Note 2 - Long-term debt

   Installment note to a bank, with interest at 2% over bank's Index Rate, with monthly payments of $1,023, and secured by substantially
         all assets                                                           $ 28,999

   Less:  current maturities                                                   (10,306)
                                                                              --------
         Net long-term debt                                                   $ 18,693
                                                                              ========

Long-term debt is due $12,047 and $6,646, in 1998 and 1999, respectively.

                           MICRODATA SYSTEMS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                 Years ended June 30, 1996 and June 30, 1995


Note 3 - Equity and working capital financing

Subsequent to the balance sheet date, subordinated advances from the Company's new owner (see Note 4) in the amount of $50,000 and advance payment from a customer of $70,000 were arranged to supplement the Company's financial resources.


Note 4 - Subsequent Events

On August 26, 1996, RAM-Z Enterprises, Inc. ("RAM-Z"), a Delaware corporation, completed a "reverse acquisition" of a holding company, HyperDynamics Corporation ("HyperDynamics"), and its 2 newly-acquired wholly-owned operating subsidiaries: the Company and Houston Creative Connections, Inc. ("Houston Creative"). HyperDynamics and Houston Creative are both Texas corporations. Houston Creative is an outsourcing agency placing creative graphic design and computer programming professionals, and also is an advertising and public relations firm.

HyperDynamics was formed March 7, 1996, to facilitate the acquisitions of one or more computer Internet hardware / services-related companies and the merger with RAM-Z, which was a registered 12(g) company under the Securities Act of 1934, as amended, with no recent ongoing operations to date. Both the Company and Houston Creative were acquired by HyperDynamics on August 15, 1996, in transactions accounted for as poolings of interest.

The "reverse acquisition" by RAM-Z will be accounted for by the purchase method of accounting for the fiscal year ended June 30, 1997. Consequently, all prior history of RAM-Z is eliminated in the combination. RAM-Z financed the purchase by (1) reducing its 50,000,000 outstanding shares by a 44.428648-for-one reverse split, (2) exchanging 4,577,000 newly-issued shares on a 1 for 1 basis for the same number of shares representing 100% of the outstanding stock of HyperDynamics as of that date, and (3) issuing an additional 355,000 shares to financial advisors.

The transaction occurred as follows:

                                                                   - - - Shares Outstanding - - -
                                                                      RAM-Z         HyperDynamics
                                                                   -----------      -------------
At December 31, 1995                                                50,000,000                  0
Creation of HyperDynamics; Sale of Stock in a
   private placement (Reg. D) at $.50 per share                                           200,000
                                                                    ----------            -------

         Sub-total, at June 30, 1996                                50,000,000            200,000

                           MICRODATA SYSTEMS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                 Years ended June 30, 1996 and June 30, 1995


Note 4 - Subsequent Events (continued)

                                                               - - -  Shares Outstanding  - - -
                                                                    RAM-Z        HyperDynamics
                                                               ---------------   -------------
         Sub-total, from previous page                              50,000,000        200,000

HyperDynamics additional sales of stock, August, 1996                                  45,000

HyperDynamics acquisitions
   Issuance to 4 newly-appointed officers                                           1,140,000
   Purchase of Houston Creative                                                     1,851,000
   Establishment of Houston Creative "Management
         Incentive Plan"                                                              251,000
   Purchase of the Company                                                            604,000

Reorganization of RAM-Z
   44.428648 to 1 reverse split                                    (48,874,600)
   Issuance of S-8 shares to various advisors                          458,600

HyperDynamics payments for merger
   Issuance of Reg-D shares to various advisors                                       486,000
                                                                   -----------     ----------

Sub-total, immediately prior to August 26 merger                     1,584,000      4,577,000

Merger                                                               4,577,000     (4,577,000)

Less:    Houston Creative "Management Incentive Plan"
                not yet issued                                        (251,000)
Add:     Additional shares issued to various advisors                  355,000
                                                                   -----------     ----------

         Ending balances, at August 26, 1996                         6,265,000              0
                                                                   ===========     ==========

                           MICRODATA SYSTEMS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                 Years ended June 30, 1996 and June 30, 1995


Note 4 - Subsequent Events (continued)

Immediately prior to the merger, additional shares were transferred by RAM-Z original shareholders directly to the promoters. An ownership recap, after all adjustments and changes as of August 26, 1996, is as follows:


                                                                      Shares
                                                                    Outstanding            %
                                                                       RAM-Z            Ownership
                                                                    -----------         ---------
Purchase of new subsidiaries
   Houston Creative                                                  2,102,000             29.5%
         Less:  "Management Incentive Plan"                           (251,000)
   the Company                                                         604,000              9.6

Original RAM-Z shares retained by original shareholders                480,000              7.7

For services rendered
    4 officers of new operating entity                               1,140,000             18.2
    Promoters                                                        1,345,700             21.5
    Attorneys and financial advisors                                   844,300             13.5
                                                                     ---------            -----
         Ending balances, August 26, 1996                            6,265,000            100.0%
                                                                     =========            =====

The Company and Houston Creative have the opportunity, under certain circumstances, to rescind their portions of the merger transaction on or before June 30, 1997, if the average stock price of the Company does not stay at $3 or above, which is the current trading price. As of September 23, 1996, management believes the possibility of rescission is remote.

                          HYPERDYNAMICS CORPORATION


                             FINANCIAL STATEMENTS


                                June 30, 1996




                              September 23, 1996

                           [JACK EVANS LETTERHEAD]



                          INDEPENDENT AUDITOR'S REPORT



September 23, 1996


To the Board of Directors of
   HyperDynamics Corporation
   Houston, Texas

I have audited the accompanying balance sheet of HyperDynamics Corporation as of June 30, 1996 and the related statements of income, stockholders' equity and cash flows for the period from March 7, 1996 (date of inception) to June 30, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HyperDynamics Corporation as of June 30, 1996, and the results of its operations and its cash flows for the period from March 7, 1996 (date of inception) to June 30, 1996 in conformity with generally accepted accounting principles.



/S/ JACK EVANS

                          HYPERDYNAMICS CORPORATION
                                BALANCE SHEET
                                June 30, 1996


                                   ASSETS
CURRENT ASSETS
    Cash                                                            $   99,916

EQUIPMENT
    Automobile                                                          19,101
                                                                    ----------
                                                                    $  119,017
                                                                    ==========


                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                $    6,416
    Current maturities of long-term debt                                 3,865
                                                                    ----------

         TOTAL CURRENT LIABILITIES                                      10,281
                                                                    ----------

LONG-TERM DEBT                                                          14,933

STOCKHOLDERS' EQUITY
    Common stock, par value $0.01; 10,000,000 shares authorized;
      200,000 shares issued and outstanding                              2,000
    Additional paid-in capital                                          98,000
    Retained (deficit)                                                  (6,197)
                                                                    ----------

         TOTAL STOCKHOLDERS' EQUITY                                     93,803
                                                                    ----------

                                                                    $  119,017
                                                                    ==========





   The accompanying notes are an integral part of these financial statements.

                          HYPERDYNAMICS CORPORATION
                             STATEMENT OF INCOME
           From March 7, 1996 (date of inception) to June 30, 1996


Revenues                                                 $          0

General and administrative expenses                             6,064
Interest expense                                                  133
                                                         ------------

      NET (LOSS)                                         $     (6,197)
                                                         ============






   The accompanying notes are an integral part of these financial statements.

                          HYPERDYNAMICS CORPORATION
                      STATEMENT OF STOCKHOLDERS' EQUITY
           From March 7, 1996 (date of inception) to June 30, 1996

                                                                                                                Total
                                              Outstanding        Common       Paid in     Accumulated        Stockholders'
                                                Shares            Stock       Capital      (Deficit)            Equity
                                              -----------        ------       -------     -----------        ------------
Issuance of 200,000 shares
   in exchange for $100,000
   cash                                         200,000         $  2,000        $ 98,000                       $100,000

Net loss for the period                                                                      $ (6,197)           (6,197)
                                                -------         --------        --------     --------          --------
   Balance, June 30, 1996                       200,000         $  2,000        $ 98,000     $ (6,197)         $ 93,803
                                                =======         ========        ========     ========          ========





   The accompanying notes are an integral part of these financial statements.

                          HYPERDYNAMICS CORPORATION
                           STATEMENT OF CASH FLOWS
           From March 7, 1996 (date of inception) to June 30, 1996


Cash flows from operating activities:
       Net (loss)                                                   $   (6,197)
       Adjustments to reconcile net income to net cash
        provided by operating activities:
         Increase in accounts payable                                    6,416
                                                                    ----------
Net cash provided by operating activities                                  219
                                                                    ----------
Cash flows from financing activities:
       Sale of common stock                                            100,000
       Payments on installment bank debt                                  (303)
                                                                    ----------

       Net cash provided by financing activities                        99,697
                                                                    ----------

Net increase in cash during the period                              $   99,916
                                                                    ==========

Supplemental information:
       Cash paid during the year for interest                       $      133

Non-cash transaction:
       Purchase of an automobile from an officer for the balance remaining on the bank installment note payable of $19,101.





   The accompanying notes are an integral part of these financial statements.

                          HYPERDYNAMICS CORPORATION
                        NOTES TO FINANCIAL STATEMENTS
        Period from March 7, 1996 (date of inception) to June 30, 1996


Note 1 - Significant Accounting Policies

ORGANIZATION - HyperDynamics Corporation ("Company") was formed on March 7, 1996 as a Texas corporation. The Company was formed primarily for the purposes of acquiring privately- held companies and merging with a registered 12(g) company under the Securities Act of 1934, as amended, with no recent ongoing operations to date.

EQUIPMENT - Equipment is stated at cost and is depreciated using the straight-line method over the useful life of the asset.


Note 2 - Long-term Debt

The Company acquired an automobile from a current officer of the Company in exchange for assuming the remaining 52 payments due of $436 per month, including interest at 8.05% APR. The principal amounts due for the subsequent fiscal years are as follows:

     12 months ended June 30, 1998            4,188
                              1999            4,538
                              2000            4,917
                              2001            1,290
                                            -------

                                            $14,933
                                            =======


Note 3 - Subsequent Events

On August 26, 1996, RAM-Z Enterprises, Inc. ("RAM-Z"), a Delaware corporation, completed a "reverse acquisition" of the Company and its 2 newly-acquired wholly-owned operating subsidiaries: Houston Creative Connections, Inc. ("Houston Creative") and MicroData Systems, Inc. ("MicroData"). Houston Creative and MicroData are both Texas corporations. Houston Creative is an outsourcing agency placing creative graphic design and computer programming professionals and MicroData is a reseller of computer networking software and hardware.

Both Houston Creative and MicroData were acquired by HyperDynamics on August 15, 1996, in transactions accounted for as poolings of interest.

The "reverse acquisition" by RAM-Z will be accounted for by the purchase method of accounting for the fiscal year ended June 30, 1997. Consequently, all prior history of RAM-Z is eliminated in the combination. RAM-Z financed the purchase by (1) reducing its 50,000,000 outstanding shares by a 44.428648-for-one reverse split, (2) exchanging 4,577,000 newly-issued shares on a 1

                          HYPERDYNAMICS CORPORATION
                        NOTES TO FINANCIAL STATEMENTS
        Period from March 7, 1996 (date of inception) to June 30, 1996


Note 3 - Subsequent Events (continued)

for 1 basis for the same number of shares representing 100% of the outstanding stock of HyperDynamics as of that date, and (3) issuing an additional 355,000 shares to financial advisors.

The transaction occurred as follows:

                                                                    - - -  Shares Outstanding  - - -
                                                                       RAM-Z                 Company
                                                                    ----------              ---------
At December 31, 1995                                                 50,000,000                     0
Creation of HyperDynamics; Sale of Stock in a
   private placement (Reg. D) at $.50 per share                                               200,000
                                                                    -----------            ----------
         Sub-total, at June 30, 1996                                 50,000,000               200,000

HyperDynamics additional sales of stock, August, 1996                                          45,000
HyperDynamics acquisitions
   Issuance to 4 newly-appointed officers                                                   1,140,000
   Purchase of the Company                                                                  1,851,000
   Establishment of the Company "Management
         Incentive Plan"                                                                      251,000
   Purchase of MicroData                                                                      604,000
Reorganization of RAM-Z
   44.428648 to 1 reverse split                                     (48,874,600)
   Issuance of S-8 shares to various advisors                           458,600
HyperDynamics payments for merger
   Issuance of Reg-D shares to various advisors                                               486,000
                                                                    -----------            ----------

Sub-total, immediately prior to August 26 merger                      1,584,000             4,577,000
Merger                                                                4,577,000            (4,577,000)

Less:   the Company's "Management Incentive Plan"
               not yet issued                                          (251,000)
Add:     Additional shares issued to various advisors                   355,000
                                                                    -----------            ----------
         Ending balances, at August 26, 1996                          6,265,000                     0
                                                                    ===========            ==========

                          HYPERDYNAMICS CORPORATION
                        NOTES TO FINANCIAL STATEMENTS
        Period from March 7, 1996 (date of inception) to June 30, 1996


Note 3 - Subsequent Events (continued)

Immediately prior to the merger, additional shares were transferred by RAM-Z original shareholders directly to the promoters. An ownership recap, after all adjustments and changes as of August 26, 1996, is as follows:

                                                                      Shares
                                                                     Outstanding              %
                                                                       RAM-Z              Ownership
                                                                    ------------          ---------
Purchase of new subsidiaries
   the Company                                                        2,102,000              29.5%
         Less:  "Management Incentive Plan"                            (251,000)
   MicroData                                                            604,000               9.6

Original RAM-Z shares retained by original shareholders                 480,000               7.7

For services rendered
   4 officers of new operating entity                                 1,140,000              18.2
   Promoters                                                          1,345,700              21.5
   Attorneys and financial advisors                                     844,300              13.5
                                                                      ---------             -----

         Ending balances, August 26, 1996                             6,265,000             100.0%
                                                                      =========             =====

Houston Creative and MicroData have the opportunity, under certain circumstances, to rescind their portions of the merger transaction on or before June 30, 1997, if the average stock price of the Company does not stay at $3 or above, which is the current trading price. As of September 23, 1996, management believes the likelihood of the possibility of rescission is remote.



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